UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2013 (April 3, 2013)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-33556	41-2232463
(State or other jurisdiction of incorporation)	Commission File Number	I.R.S. Employer Identification No.

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 627-5400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2013, Spectra Energy Partners, LP (the “Partnership”), Spectra Energy Partners (DE) GP, LP and Spectra Energy Partners GP, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, with Barclays Capital Inc. as the underwriter (the “Underwriter”), which provides for the issuance and sale by the Partnership, and purchase by the Underwriter, of 4,500,000 common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriter was also granted a 30-day option to purchase up to an additional 675,000 Common Units (the “Option Units”) if the Underwriter sells more than 4,500,000 Common Units in the offering. The offer and sale of the Common Units is registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (File No. 333-176245), and the closing with respect to the 4,500,000 Common Units is expected to occur on April 8, 2013.

The Partnership expects to receive net proceeds from the offering of approximately $168.0 million, after deducting the underwriting discount and estimated offering expenses payable by the Partnership, and including a capital contribution from its general partner to maintain its proportionate 2 percent interest in the Partnership. The Partnership intends to use the net proceeds, including any net proceeds from the issuance of the Option Units, for funding capital expenditures and acquisitions. Pending such use, the net proceeds of the offering will be held as cash or invested in short term securities, or a combination of both.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Relationships

From time to time, the underwriter and its related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. An affiliate of the Underwriter is a lender under the Partnership’s credit facility.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 3, 2013, by and among Spectra Energy Partners, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP and Barclays Capital Inc., as underwriter.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

	By:	Spectra Energy Partners (DE) GP, LP, its general partner

	By:	Spectra Energy Partners GP, LLC, its general partner

April 8, 2013	By:	/s/ J. Patrick Reddy
J. Patrick Reddy
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 3, 2013, by and among Spectra Energy Partners, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP and Barclays Capital Inc., as underwriter.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

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